Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

Gentlemen:

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated March 31, 2008, with respect to the consolidated financial statements of Xfone, Inc. and its subsidiaries as of and for the year ended December 31, 2007, in the filing of the Registration Statement on Form S-1 for Xfone, Inc.

Date: April 17, 2008	By:	/s/ Stark, Winter, Schenkein & Co., LLP
Stark, Winter, Schenkein & Co., LLP
Denver, Colorado